UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2015
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 30, 2015, the Company issued a press release and will hold a conference call regarding its financial results for the three months and fiscal year ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release and financial tables.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2015, the Company’s board of directors increased the size of the board to six directors and appointed Douglas Miller to fill the vacancy as a member of the Company’s board of directors and to service on the board’s audit committee and compensation committee. Mr. Miller will serve as a Class II director and stand for election at the 2017 annual meeting of stockholders.
In connection with his appointment, Mr. Miller and the Company entered into a director offer letter dated July 28, 2015, which provides for, among things, an initial grant of restricted stock units (RSUs) for a number of shares equal to $40,000 divided by the last sales price of the Company’s common stock on the NASDAQ Global Market on the date of grant, under the Company’s 2009 Equity Incentive Plan. Mr. Miller’s RSUs will vest as to one-fourth of the shares on each annual anniversary following the date of grant, contingent upon Mr. Miller’s continued service as one of the Company’s directors; provided, that upon the closing of a change of control of the Company, the unvested portion of Mr. Miller’s RSUs shall fully vest.
Mr. Miller will receive cash compensation in accordance with the nonemployee director compensation policy that was approved by the Company’s board of directors and is described in the Company’s proxy statement to its stockholders that was filed with the Securities and Exchange Commission on September 29, 2011.
Mr. Miller served as a member of the board of directors of Procera Networks, a policy enforcement solutions company, from May 2013 to June 2015. Previously, Mr. Miller served as the Company’s chief financial officer from May 2006 to June 2012. From July 2005 to May 2006, Mr. Miller served as vice president and chief financial officer of Longboard, Inc., a privately held provider of telecommunications software. From October 1998 to July 2005, Mr. Miller held various management positions at Synplicity, Inc., a publicly traded electronic design automation company acquired by Synopsys, Inc., including senior vice president of finance and chief financial officer. Prior to that time, Mr. Miller also served as chief financial officer of 3DLabs, Inc., a publicly held graphics semiconductor company, and as a partner at Ernst & Young LLP, a professional services organization. Mr. Miller is a certified public accountant (inactive). He holds a B.S.C. in Accounting from Santa Clara University.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

99.1	Press release of Telenav, Inc. dated July 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: July 30, 2015	By: /s/ Michael Strambi
Name: Michael Strambi
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Telenav, Inc. dated July 30, 2015